Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Iris Energy Pty Ltd
Sydney, NSW, Australia

We hereby consent to the inclusion in this Registration Statement of Iris Energy Pty Ltd on Form F-1 of our report dated September 30, 2021, with respect to the audits of the consolidated financial statements of Iris Energy Pty Ltd for the years ended June 30, 2021 and June 30, 2020, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ ArmaninoLLP
Dallas, Texas

October 5, 2021